UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO

2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

DATED APRIL 13, 2023

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 31, 2023

April 21, 2023

This Supplement provides updated information with respect to the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Exxon Mobil Corporation to be held on May 31, 2023.

On April 13, 2023, Exxon Mobil Corporation commenced distribution of the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) for the Annual Meeting and notices of availability of the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

Withdrawal of Shareholder Proposal

The proponent of Item 17: Report on Commitment Against AMAP Work (“Item 17”) has withdrawn the proposal. Therefore, Item 17 will not be presented or voted upon at the Annual Meeting, nor will any votes cast regarding Item 17 be tabulated or reported.

Voting Matters

Notwithstanding the withdrawal of Item 17, the proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and Exxon Mobil Corporation will not distribute new voting instructions or proxy cards.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you have not yet returned your proxy card or voting instruction form, please complete the proxy card or voting instruction form disregarding Item 17.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.